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                                                              EXHIBIT 10(ii)(al)




                               ECKERD CORPORATION

                           EXECUTIVE SUPPLEMENTAL PLAN





                            EFFECTIVE MARCH 21, 2002


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                                 DOCUMENT HISTORY

           This Plan was adopted by the Board of Directors of Eckerd Corporation on May 31, 2002, as amended on the following dates:

              None
           =========================================================



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                               ECKERD CORPORATION
                           EXECUTIVE SUPPLEMENTAL PLAN




                                TABLE OF CONTENTS

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                                                                      Page
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ARTICLE ONE - Definitions............................................   1

ARTICLE TWO - Eligibility and Participation .........................   5

ARTICLE THREE - Benefits ............................................   6

ARTICLE FOUR - Type of Plan..........................................   9

ARTICLE FIVE - Plan Administrator....................................  10

ARTICLE SIX - Miscellaneous..........................................  11
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                                   ARTICLE ONE

                                   DEFINITIONS



         For the purposes of the Plan, the following terms shall have the following meanings:

         Age: Actual age in complete years plus days in an incomplete year as determined on the earlier of an Officer's Separation from Service or the date he is no longer an Officer. If a Participant who was a former Officer again becomes an Officer, his Age shall include the period of time that he was a former Officer.

         Associate: Any person who is classified as an associate and employed by a Controlled Group Member if the relationship between a Controlled Group Member and such person would constitute the legal relationship of employer and employee.

         Average Final Pay: The average annual Compensation of a Participant with respect to the 3 calendar years of his highest Compensation determined by taking into account (a) the Compensation attributable to his Service in the calendar year in which occurs his Separation from Service, and (b) the Compensation during either of the following, whichever is appropriate:

         (i) the 9 full calendar years of Service immediately preceding the calendar year in which occurs his Separation from Service; or

         (ii) if he has less than 9 full calendar years of Service, the entire number of full calendar years of such Service immediately preceding the calendar year in which occurs his Separation from Service.

         If such Participant has less than 3 full calendar years of Service prior to the calendar year in which occurs his Separation from Service, Average Final Pay shall mean the aggregate Compensation earned with respect to his Service immediately preceding the calendar year in which occurs his Separation from Service, divided by the total number of full months of such Service, multiplied by 12.

         Beneficiary: The one or more persons or entities entitled to receive a distribution of a Participant's interest in the Plan in the event of his death.

         Benefit Commencement Date: The date on which payment of a Participant's retirement benefits under the Plan begin which shall be the first day of the month after the later of the Participant's (a) Separation from Service or (b) attainment of age 60, unless the Participant defers commencement of benefits pursuant to Section 3.05.


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         Benefits Administration Committee: The Committee appointed by the Board of Directors of the Company to administer the Plan.

         Code: The Internal Revenue Code of 1986, as amended from time to time. References to "regulations" are to regulations published by the Secretary of the Treasury under applicable provisions of the Code, unless otherwise expressly indicated.

         Company: Eckerd Corporation and any successor corporation that adopts the Plan.

         Compensation: The wages paid to an Associate by the Company, or, for the purpose of determining Average Final Pay only, by a Controlled Group Member, as the term wages is defined in Code section 3401(a), determined without regard to any reduction for workers' compensation and state disability insurance reimbursements, and all other compensation payments for which the Company or other Controlled Group Member is required to furnish the Associate a written statement under Code sections 6041(d), 6051(a)(3) and 6052, reduced by the following terms:

                  (a) all expatriate and foreign service allowances, including without limitation cost-of-living adjustments,

                  (b) tax gross-up payments,

                  (c) noncash prizes,

                  (d) income attributable to employer-provided group term life insurance,

                  (e) income recognized with respect to stock options and stock awards,

                  (f) tax equalization payments,

                  (g) taxable and nontaxable relocation payments,

                  (h) payments of benefits under the Company's long term incentive plans or any other nonqualified plan of deferred compensation,

                  (i) [Reserved]

                  (j) severance pay, outplacement pay and/or critical pay,

                  (k) third-party disability payments (State of New York),

                  (l) home sale bonus payments,

                  (m) mortgage interest assistance payments,



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                  (n) senior management perquisites, tax preparation fees and allowances for travel from Alaska and Hawaii,

                  (o) legal settlements constituting back pay or other wage payments,

                  (p) non-Associate travel reimbursements,

                  (q) clothing allowance payments and

                  (r) payments made pursuant to a non-compete agreement.

         In addition, Compensation includes any contributions made by the Company or Controlled Group Member on behalf of an Associate pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125, and amounts deferred by an Associate under the J. C. Penney Corporation, Inc. Mirror Savings Plans I, II and III.

         An Associate who is in the service of the armed forces of the United States during any period in which his reemployment rights are guaranteed by law will be considered to have received the same rate of Compensation during his absence that he was receiving immediately prior to his absence, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed.

         Controlled Group: The Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

         Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of a Controlled Group, but only during such period as it is or was such a member.

         Effective Date: March 21, 2002.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

         Human Resources and Investment Committee: The Committee appointed by the Board of Directors of the Company.

         Officer: An Associate who is an officer of the Company or a subsidiary of the Company as determined by the Chief Executive Officer of the Company, or his successor by position or title.


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         Participant: An Officer who has satisfied the eligibility and participation requirements in Article Two.

         Pension Plan: The J. C. Penney Corporation, Inc. Pension Plan as amended from time to time.

         Plan: The Eckerd Corporation Executive Supplemental Plan, as amended from time to time.

         Points: The sum of an Officer's Age and Service determined on his Separation from Service. If the sum of an Officer's days of Age and Service in incomplete years equals or exceeds 365, a Point shall be added to the sum of the Officer's complete years of Age and Service.

         Separation from Service: The earliest of the date an Associate quits, retires, is discharged or dies.

         Service: The number of complete years of employment plus days in an incomplete year beginning on his date of employment as an Officer and ending on the earlier of his Separation from Service or the date he is no longer an Officer.

         Spouse: The individual to whom a Participant is legally married under the laws of the State (within the meaning of section 3(1) of ERISA) in which he is domiciled, or if he is domiciled outside the United States, under the laws of the State of Florida.


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                                   ARTICLE TWO

                          ELIGIBILITY AND PARTICIPATION

2.01     Eligibility

         An Officer shall be eligible to participate in the Plan effective on his first day of employment as an Officer if the Officer is not a participant in any of the following plans:

                  (a) The First Executive Supplemental Benefit Plan of Eckerd Corporation and its Subsidiaries; or

                  (b) The Second Executive Supplemental Benefit Plan of Eckerd Corporation and its Subsidiaries; or

                  (c) The Eckerd Corporation Supplemental Retirement Program; or

                  (d) The Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Corporation, Inc.


2.02     Participation

         An Officer who has satisfied the eligibility requirements of Section
2.01 above shall participate in the Plan if the Officer is enrolled in the Plan in the manner determined by the Plan Administrator.



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                                  ARTICLE THREE

                                    BENEFITS


3.01     Points Required for Benefits

         A Participant who on or after the attainment of age 60 has a Separation from Service for a reason other than death shall qualify for a retirement benefit under the Plan only if such Participant:

                  (a) was an Officer both on March 21, 2002 and on his Separation from Service, and has at least 65 Points; or

                  (b) was an Officer both after March 21, 2002 and on his Separation from Service, and has at least 70 Points.

         No other Participant shall be entitled to retirement benefits under the Plan unless benefits are payable because of the Participant's death in accordance with Section 3.05.

3.02     Age 65 Retirement Benefit

         A Participant who satisfies the requirements in Section 3.01 and has a Separation from Service on or after age 65 shall be entitled to receive an annual retirement benefit from the Plan beginning on his Benefit Commencement Date equal to 20% of his Average Final Pay. One-twelfth of such annual retirement benefit shall be paid monthly for the life of the Participant.

3.03     Early Retirement Benefit

         A Participant who satisfies the requirements in Section 3.01 and has a Separation from Service prior to the attainment of age 65 shall be entitled to receive an annual retirement benefit from the Plan beginning on his Benefit Commencement Date equal to the annual retirement benefit described in Section
3.02 but reduced by 0.4167% for each month his Benefit Commencement Date precedes the month in which he would reach age 65. One-twelfth of such annual retirement benefit shall be paid monthly for the life of the Participant.

3.04     Optional Forms of Payment

         A Participant who satisfies the requirements in Section 3.01 and has a Separation from Service may elect in the manner prescribed by the Plan Administrator to have his retirement benefits under the Plan paid in one of the optional forms of benefit described below. Benefits payable from the Plan pursuant to an optional form


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elected by the Participant shall be subject to all terms, conditions and limitations prescribed by the Plan Administrator.

                  (a) Joint and Survivor Annuity: A monthly annuity for the life of a Participant and, after his death, a monthly survivor annuity for the life of the Participant's Spouse which will be equal to 50% or 100% (as the Participant may elect) of the amount of the monthly annuity payable during the joint lives of the Participant and his Spouse. If the Participant does not elect the amount of the monthly survivor annuity to be paid to his Spouse, the survivor annuity will be equal to 50% of the amount of the monthly annuity payable during the joint lives of the Participant and his Spouse.

                  (b) Single Life Annuity with Guaranteed Payments: An annuity under which reduced monthly payments are made to the Participant during his lifetime, and if the Participant dies before he has received 120 monthly payments (as elected by the Participant prior to the date retirement benefits actually begin), monthly payments in the same amount will be continued to his Beneficiary until the Participant and Beneficiary have received the minimum number of monthly payments elected by the Participant. If one or more Beneficiaries survive the Participant but all die before the minimum number of monthly payments have been made, the remaining monthly payments will be converted into an Actuarially Equivalent (as determined under the Pension Plan) immediate lump sum payment and paid to the estate of the last surviving Beneficiary. If, however, the Participant dies before receiving the minimum number of monthly payments leaving no Beneficiaries surviving him, the remaining monthly payments will be converted into an Actuarially Equivalent (as determined under the Pension Plan) immediate lump sum payment and paid to the Participant's surviving Spouse or, if he has no surviving Spouse, equally to his surviving children, and if he has no surviving Spouse or children, to his estate. If the monthly benefit that becomes payable to any Beneficiary does not exceed $100, the remaining monthly benefits payable to such Beneficiary will be converted into an Actuarially Equivalent (as determined under the Pension Plan) immediate lump sum payment and paid to the Beneficiary as soon as administratively feasible.

3.05     Deferral of Benefits

         A Participant who is entitled to an early retirement benefit under
Section 3.03 may elect in the manner prescribed by the Plan Administrator to defer commencement of benefits to which he is entitled under the Plan to the first day of any month after his Separation from Service but no later than the first day of the month after he attains age 65.


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3.06     Death Benefits

         In the event a Participant who has attained at least age 55 dies prior to his Benefit Commencement Date, without electing a form of benefit, and is married as of his date of death, 75% of the retirement benefit described in
Section 3.02 or Section 3.03, whichever is applicable, shall be paid to his Spouse in monthly installments for the life of the Spouse. The Benefit Commencement Date for the Spouse shall be the same as the Benefit Commencement Date would have been for the Participant, except that the Spouse may elect in the manner prescribed by the Plan Administrator to defer commencement of benefits to the first day of any subsequent month but no later than the first day of the month after the Participant would have attained age 65.

         No other death benefit shall be payable under the Plan because of the death of a Participant unless the Participant elected an optional form of payment in accordance with Section 3.04.


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                                  ARTICLE FOUR

                                  TYPE OF PLAN


4.01     Top Hat Plan

         The Plan is an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall be construed according to the provisions of the ERISA and federal regulations thereunder applicable to such plans. As such, the Plan is intended to be construed so as not to provide income to any Participant or Beneficiary for purposes of the Code prior to actual receipt of benefit payments from the Plan. Benefits under the Plan are paid from the general assets of the Company and are not guaranteed.

         In the event that it should subsequently be determined by statute or by regulation or ruling that the Plan is not "a plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) ERISA and section
2520.104-24 of Chapter 29 of the Code of Federal Regulations, participation in the Plan shall be restricted by the Benefits Administration Committee to the extent necessary to assure that it will be such a plan within the meaning of such sections.

         Notwithstanding any other provision of the Plan, if the benefits of a Participant become taxable prior to distribution from the Plan, such amounts shall be distributed as soon as practicable to the affected Participant.



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                                  ARTICLE FIVE

                               PLAN ADMINISTRATION


5.01     Plan Administrator

         Except as otherwise provided, the Plan shall be administered by the Benefits Administration Committee which shall have all rights and powers necessary to carry out its functions under the Plan. The Benefits Administration Committee shall have the discretionary authority under the Plan to determine eligibility for benefits and to construe the terms of the Plan. Such authority shall include, but not be limited to, the right to:

                  (a) Correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent necessary to carry on the purpose of the Plan;

                  (b) Resolve all questions relating to the eligibility of Associates to participate in the Plan;

                  (c) Determine the amount of benefits payable to or on behalf of Participants and authorize and direct the Company with respect to the payment of benefits under the Plan;

                  (d) Make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan; and

                  (e) Make, amend and rescind such rules as necessary for the proper administration of the Plan.

         The Benefits Administration Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records, and documents relating to its administration of the Plan.

5.02     Claims Procedure

         The Benefits Administration Committee shall be the named fiduciary of the Plan for the review of denied claims and in reviewing claims it shall act in accordance with Section 5.03 of ERISA and federal regulations thereunder. The Company shall establish a reasonable claims procedure which shall be communicated to Participants.

         Any action taken or determination made by the Benefits Administration Committee will be conclusive on all parties.


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                                   ARTICLE SIX

                                  MISCELLANEOUS


6.01     Amendment and Termination

         The Human Resources and Investment Committee may amend the Plan at any time, without prior notice to, or approval of, Officers or Participants. Any amendment that would substantially increase the cost of the Plan shall require the approval of the Board of Directors of the Company. Amendments may be made effective on a future date or retroactively to an earlier date. Amendments are adopted by written resolutions in the minutes of the Human Resources and Investment Committed or by unanimous written consent in lieu of a meeting. The Board of Directors of the Company may terminate the Plan at any time without prior notice to, or approval of, Officers or Participants. In no event will any amendment or termination adversely affect existing benefit payments which have already begun in accordance with the Plan unless otherwise required to comply with applicable law.

         In the event that it should be determined by statute or by regulation or by ruling of a court of competent authority that the Plan is not a Plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Article Four, the Plan shall terminate without formal action of the Board of Directors of the Company. All benefits payable to or on behalf of each Participant shall be paid in a lump sum amount as soon as administratively feasible.

6.02     Rights of Associates

         Neither the establishment of the Plan nor any action thereafter taken by the Company or by any subsidiary or by the Human Resources and Investment Committee or Benefits Administration Committee shall be construed as giving to any Associate any vested right to a benefit from the Plan or a right to be retained in employment or any specific position or level of employment with the Company or any subsidiary.

6.03     Mistaken Information

         If any information upon which a person's benefit under the Plan is calculated has been misstated by the person or is otherwise mistaken, such benefit shall not be invalidated (unless upon the basis of the correct information he would not have been entitled to a benefit), but the amount of the benefit shall be adjusted to the proper amount determined on the basis of the correct information and any overpayments shall be charged against future payments to the person or his Beneficiary.


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6.04     Liability

         Neither the Board of Directors of the Company or of any Subsidiary nor any member of the Human Resources and Investment Committee or the Benefits Administration Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

6.05     Construction

         In determining the meaning of any provision of the Plan, words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Headings in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.

6.06     Non-assignability of Benefits

         The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Benefits Administration Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

6.07     Governing Law

         Except to the extent that the Plan may be subject to the provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by an Associate, former Associate, or Beneficiary with respect to the Plan shall be barred after the expiration of three years from the Separation from Service of the Associate or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Florida with respect to limitations of legal actions shall apply.


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